SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement ☐ Confidential, for Use of the Commission Only
☐	Definitive Proxy Statement (as permitted by Rule 14a-6(e)(2))
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

PIEDMONT OFFICE REALTY TRUST, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box)

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration No.:

(3)	Filing Party:

(4)	Date Filed:

Dear Piedmont Stockholder:

A Special Meeting of the Stockholders of Piedmont Office Realty Trust, Inc. (“Piedmont”) will take place Wednesday, January 20, 2010, at 11 a.m. eastern daylight time at the Metropolitan Club, 5895 Windward Pkwy # 100, Alpharetta, GA 30005. The agenda for the meeting includes a proposal to amend Piedmont’s charter to provide for the conversion of our common stock into Class A and Class B-1, B-2 and B-3 common stock and the future conversion of our Class B-1, B-2 and B-3 common stock into Class A common stock. This proposal is described in greater detail in the proxy statement. For your convenience, electronic versions of the Sample Proxy Voting Card and Proxy Statement, are available by clicking on the links below:

Piedmont 2008 Annual Report

Piedmont Sample Proxy Card

Piedmont Proxy Statement

After you have reviewed the materials, please submit your vote as soon as possible. If we do not reach the required minimum stockholder participation, we must send reminder letters, which will incur additional printing, postage, and assembly costs. Voting early can help decrease the costs to Piedmont.

You may vote by proxy via the Internet by clicking on the link(s) below. Once you enter the voting Web site, the control number and security code shown below will automatically populate in the spaces provided. Please note that the voting Web site references a gray shaded box on your voting instruction card. Since you received proxy materials electronically, you will not receive an actual proxy/instruction card. The control number provided below is the number you should use in order to vote your shares.

Control Number:

Security Code:

Control Number:

Security Code:

You have received a single e-mail that contains individual control and security numbers for each stockholder account for Piedmont shares at your address. However, in order to have the vote of all shares represented, you must vote EACH of the control numbers.

If you wish to vote by telephone (toll-free), please call 1-866-241-6192, and follow the instructions when prompted. When the system prompts you to enter the number located in the gray shaded box on your proxy card, please enter the control number, followed by the security code that is provided in this e-mail. If you do vote by telephone, it may be helpful to have the sample proxy card handy when voting.

Should you have any questions about the proxy materials or if you would like to request a printed version of the materials, please call an Investor Services Specialist at 800-557-4830. Representatives are available Monday through Thursday from 8:15 a.m. until 6:30 p.m. and Friday from 8:15 a.m. until 5:30 p.m. (ET). They also may be reached via e-mail at investor.services@piedmontreit.com.

Your trust and confidence in Piedmont are truly appreciated.

Sincerely,

Donald A. Miller, CFA

Chief Executive Officer

Piedmont Office Realty Trust, Inc.

*Please do not reply to this e-mail. This e-mail is for informational purposes only.

E-mail notifications sent by or on behalf of Piedmont will not contain sensitive or confidential customer information, including account numbers. Please be sure to keep your e-mail address updated in the Piedmont system to ensure that e-mails reach you in a timely manner. You may withdraw your request to receive communications electronically at any time by e-mailing an Investor Services Specialist at investor.services@piedmontreit.com or by calling 800-557-4830.